 Exhibit (a)(1)(E)
Offer To Purchase For Cash
All Outstanding Shares of Common Stock
of
H&E EQUIPMENT SERVICES, INC.
at
$92.00 Net per Share
Pursuant to the Offer to Purchase dated January 28, 2025
by
UR MERGER SUB VII CORPORATION,
a wholly owned subsidiary of
UNITED RENTALS (NORTH AMERICA), INC.,
a wholly owned subsidiary of
UNITED RENTALS, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, ON TUESDAY, FEBRUARY 25, 2025, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

January 28, 2025
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated January 28, 2025 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) in connection with the offer by UR Merger Sub VII Corporation, a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of United Rentals (North America), Inc., a Delaware corporation and a wholly owned subsidiary of United Rentals, Inc., a Delaware corporation (“URI”), to purchase all of the shares of common stock, par value $0.01 per share (the “Shares”), of H&E Equipment Services, Inc., a Delaware corporation (“H&E”), that are issued and outstanding at a price of $92.00 per Share, net to the holder thereof in cash (the “Offer Price”), without interest, less any applicable withholding of taxes, upon the terms and subject to the conditions of the Offer.
THE BOARD OF DIRECTORS OF H&E RECOMMENDS THAT YOU TENDER ALL OF YOUR SHARES PURSUANT TO THE OFFER.
We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.
We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.
Please note carefully the following:
1.   The Offer Price for the Offer is $92.00 per Share, net to you in cash, without interest, less any applicable withholding of taxes.
2.   The Offer is being made for any and all outstanding Shares.
3.   The Offer is being made in connection with the Agreement and Plan of Merger, dated as of January 13, 2025 (as it may be amended or supplemented from time to time, the “Merger Agreement”), by and among URI, Merger Sub and H&E, pursuant to which, promptly, and in no event later than 9:00 a.m. Eastern Time one business day after the Expiration Date, Merger Sub accepts for payment Shares validly tendered and not properly withdrawn pursuant to the Offer (the “Offer Acceptance Time”) and subject to the satisfaction or waiver of the remaining conditions set forth in the Merger Agreement, Merger Sub will merge with and into H&E (the “Merger”) without a meeting of the stockholders of H&E in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with H&E continuing as the surviving corporation in the Merger and becoming a wholly owned subsidiary of URI. At the effective time of the Merger (the “Effective Time”), each Share then outstanding (other than Shares that are held by any stockholders or beneficial owners who properly demand appraisal in connection with the Merger as described in the Offer to Purchase) will be converted into the right to receive the Offer Price, net to the holder thereof in cash, without interest, less any applicable withholding of taxes, except for Shares then owned by H&E and its subsidiaries, which Shares will be canceled and will cease to exist, and no consideration will be delivered in exchange therefor.
4.   The board of directors of H&E has unanimously: (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to and in the best interests of H&E and its stockholders, and declared it advisable to enter into the Merger Agreement with URI and Merger Sub, (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Offer and the Merger, in accordance with the DGCL, (iii) resolved that, subject to the terms of the Merger Agreement, the Merger shall be effected under Section 251(h) of the DGCL and (iv) resolved to recommend that H&E’s stockholders accept the Offer and tender their Shares to Merger Sub pursuant to the Offer, in each case, upon the terms and subject to the conditions of the Merger Agreement.
5.   The Offer and withdrawal rights will expire at one minute after 11:59 p.m., Eastern time, on Tuesday, February 25, 2025, unless the Offer is extended.
6.   The Offer is not subject to any financing condition. The Offer is conditioned upon: (i) the number of Shares validly tendered (and not properly withdrawn) prior to the Expiration Date (excluding Shares tendered pursuant to guaranteed delivery procedures that were not received prior to the Expiration Date) together with the Shares then owned by Merger Sub, representing at least one Share more than 50% of the then outstanding Shares; (ii) the accuracy of H&E’s representations and warranties contained in the Merger Agreement (subject to customary materiality qualifiers), (iii) H&E’s performance of its obligations under the Merger Agreement in all material respects, (iv) the absence of a material adverse effect of H&E that is continuing, (v) the absence of any legal or regulatory restraint that prevents the consummation of the Offer or the Merger and the expiration of any waiting periods applicable to the Offer and the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (vi) the absence of a termination of the Merger Agreement in accordance with its terms, (vii) the commencement and completion of the marketing period; and (viii) other customary conditions as described in this Offer to Purchase. After the Offer Acceptance Time and subject to the satisfaction or waiver of the remaining conditions set forth in the Merger Agreement, URI, Merger Sub and H&E will cause the Merger to become effective without a meeting of the stockholders of H&E in accordance with Section 251(h) of the DGCL.
7.   Any transfer taxes applicable to the sale of Shares to Merger Sub pursuant to the Offer will be paid by Merger Sub, except as otherwise provided in the Letter of Transmittal.
If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.
The Offer is not being made to (and no tenders will be accepted from or on behalf of) holders of Shares in any state in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such state. However, Merger Sub may, in its discretion, take such action as it deems necessary to make the Offer comply with the laws of any such state and extend the Offer to holders of Shares in such state in compliance with applicable laws.

INSTRUCTION FORM
With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
H&E EQUIPMENT SERVICES, INC.
at
$92.00 Net per Share
Pursuant to the Offer to Purchase dated January 28, 2025
by
UR MERGER SUB VII CORPORATION,
a wholly owned subsidiary of
UNITED RENTALS (NORTH AMERICA), INC.,
a wholly owned subsidiary of
UNITED RENTALS, INC.
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated January 28, 2025 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, and together with the Offer to Purchase, the “Offer”), in connection with the offer by UR Merger Sub VII Corporation, a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of United Rentals (North America), Inc., a Delaware corporation and a wholly owned subsidiary of United Rentals, Inc., a Delaware corporation, to purchase all of the shares of common stock, par value $0.01 per share (the “Shares”), of H&E Equipment Services, Inc., a Delaware corporation, that are issued and outstanding at a price of $92.00 per Share, net to the holder thereof in cash, without interest, less any applicable withholding of taxes, upon the terms and subject to the conditions of the Offer.
The undersigned hereby instruct(s) you to tender to Merger Sub the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on behalf of the undersigned will be determined by Merger Sub in its sole discretion.
ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:   SHARES*
The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to one minute after 11:59 p.m., Eastern time, on Tuesday, February 25, 2025, unless the Offer is extended.

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:
(Signature(s))
(Please Print Name(s))

Address (Include Zip Code)
Area Code and Telephone No.
Taxpayer Identification or Social Security No.